EXHIBIT 10.1


June 2, 1994

LKCM Fund
301 Commerce Street
Suite 1600
Fort Worth, TX  76102

Gentlemen:

         You have requested our opinion with respect to the shares of beneficial interest to be offered upon effectiveness of your registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

         Based upon our review of such records, documents, and representations as we have deemed relevant, it is our opinion that the shares of beneficial interest to be sold and issued by LKCM Fund, upon issuance, sale and payment in accordance with the terms of sale contained in the Prospectus, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement covering the registration of the said shares under the Securities Act of 1933 and the Investment Company Act of 1940, and amendments thereto, and registration statements filed in accordance with the securities laws of the various states in which shares of LKCM Fund will be offered, and we further consent to reference in the Prospectus of LKCM to the fact this opinion concerning the legality of the issue has been rendered by us.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG

                                      By:  __________________________________
                                               Audrey C. Talley, a Partner




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